Exhibit 99.1
DATE: February 18, 2010
FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125
Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010
FOR IMMEDIATE RELEASE
Broadview Institute, Inc. Announces 3rd Quarter Results
MINNEAPOLIS, February 18 — Broadview Institute, Inc. (OTC Bulletin Board — BVII) today reported revenues for its third quarter ended December 31, 2009 of $5,185,421 versus $3,340,080 reported for the same period last year. The Company posted net income of $672,561, or $0.08 per basic and $0.07 per diluted common share, compared to net income of $35,132, or $0.00 per basic and diluted common share, for the same period last year.
Year-to-date revenues totaled $13,701,093 in fiscal 2010 versus $8,852,616 for the same period last year. Net income for the nine months ended December 31, 2009 totaled $1,315,881 or $0.16 per basic and $0.15 per diluted common share, as compared to $126,741, or $0.01 per basic and diluted common share for the same period in the previous year.
“We have accomplished a great deal in the past 15 months,” said Terry Myhre, the Company’s Chairman. “We are very proud of our success to date and we are optimistic about what the future holds for our company as we continue to pursue our growth plans.”
“Utah Career College has experienced enrollment growth at each of our 3 residential campuses and we are on track to add an additional branch campus in the 2010 calendar year,” Myhre added. “We have also achieved some revenue growth through the introduction of fully online programs, and we are in the process of pursuing the appropriate approvals to offer additional online programs, introduce a Masters degree program, and rebrand our school in order to expand our reach into new markets.”

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

REVENUES	$5,185,421	$3,340,080	$13,701,093	$8,852,616

OPERATING EXPENSES
Educational services and facilities	3,068,383	2,417,946	8,628,609	6,379,706
Selling, general and administrative expenses	1,068,913	852,895	2,985,522	2,330,565

TOTAL OPERATING EXPENSES	4,137,296	3,270,841	11,614,131	8,710,271

OPERATING INCOME	1,048,125	69,239	2,086,962	142,345

OTHER INCOME	6,392	9,617	17,491	32,397

INCOME BEFORE INCOME TAXES	1,054,517	78,856	2,104,453	174,742

INCOME TAX EXPENSE	381,956	43,724	788,572	48,001

NET INCOME	$672,561	$35,132	$1,315,881	$126,741

BASIC NET INCOME PER SHARE	$0.08	$0.00	$0.16	$0.01

DILUTED NET INCOME PER SHARE	$0.07	$0.00	$0.15	$0.01

Condensed Consolidated Balance Sheets

	December 31,	March 31,
	2009	2009

Current Assets	$5,295,110	$3,603,064
Total Assets	7,854,638	6,313,861
Current Liabilities	769,726	748,042
Total Liabilities	1,039,555	979,659
Stockholders’ Equity	6,815,083	5,334,202

ABOUT BROADVIEW INSTITUTE
Broadview Institute, Inc. offers career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc. (d/b/a Utah Career College). Utah Career College has campuses located in the Utah cities of West Jordan, Layton and Orem and is accredited by the Accrediting Commission of Career Schools and Colleges to award diplomas and Associate in Applied Science and Bachelor of Science degrees for multiple business and healthcare careers. UCC delivers its career-focused education to students through traditional classroom settings as well as through online instruction.
The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010 (phone)
kmccarthy@globeuniversity.edu
Cautionary Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.
All information in this release is as of February 18, 2010. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.